EXHIBIT 23



                   Consent of Independent Auditors

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cullen/Frost Bankers, Inc. of our report dated January 31, 1994, included in the 1993 Annual Report to Shareholders of Cullen/Frost Bankers, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8
No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, and the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, of our report dated January 31, 1994 with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1993.



                                                     /s/ ERNST & YOUNG
                                                     -----------------
                                                     ERNST & YOUNG




San Antonio, Texas
March 29, 1994